EXHIBIT 10.13

ALTA EQUIPMENT GROUP INC.

EMPLOYEE

PERFORMANCE STOCK UNIT AGREEMENT

* * * * *

Participant: ______________________

Grant Date: ______________________

Target Number of Performance Stock Units Granted: ______________________

* * * * *

THIS EMPLOYEE PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between ALTA EQUIPMENT GROUP INC., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Administrator.

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Stock Units (“PSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.
Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.
Grant of Performance Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the target number of PSUs specified above (the “Target PSUs”). Each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the PSUs, except as otherwise specifically provided for in the Plan or in Section 18 of this Agreement.
3.
Performance Goals and Vesting of PSUs.
a.
For purposes of this Agreement, the term “Performance Period” shall be the annual business cycle, for the Company this is based on a calendar year. The number of PSUs earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals in accordance with Exhibit I. All determinations of whether Performance Goals have been achieved, the number of PSUs earned by the Participant, and all other matters related to this Section 3 shall be made

EXHIBIT 10.13

by the Administrator in its sole discretion. Promptly following completion of the Performance Period (and no later than April 1 following the end of the Performance Period), the Administrator will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of PSUs that the Participant may earn, if any, subject to the vesting provisions provided below and compliance with the requirements of 3(a)(iv). Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.
i.
The PSUs are subject to forfeiture until they vest. Except as otherwise provided herein, the PSUs will vest and become nonforfeitable on the date that the PSUs are paid in shares of Common Stock, subject to (a) the vesting schedule provided below, and (b) the Participant remains employed with the Company or Subsidiary on the date that the PSUs are paid in shares of Common Stock. The number of PSUs that vest and become payable under this Agreement shall be determined by the Administrator based on the following schedule:

Vesting Percentage	Vesting Date
50%	April 1 of the second calendar year following the applicable Performance Period.
50%	February 14 of the following calendar year

ii.
Except as otherwise provided in subsection (iii) of this Section 3(a), if the Participant’s employment with the Company or Subsidiary terminates for any reason at any time prior to all of the Participant’s PSUs having vested, the Participant’s unvested PSUs shall be automatically forfeited upon such termination of employment.
iii.
Notwithstanding subsection (ii) of this Section 3(a), if the Participant’s employment with the Company or Subsidiary terminates during the Performance Period due to death or Disability, or termination by the Company without Cause on or within two years after a Change in Control, the Target PSUs not previously vested shall immediately become vested.
iv.
For purposes of this Agreement, if any PSU is subject to Section 409A of the Code, the determination of whether a Participant terminates employment with the Company or Subsidiary shall be determined consistent with Section 409A of the Code.
4.
Payment of PSUs.
a.
General. Payment in respect of the PSUs earned for the Performance Period shall be made in shares of Common Stock and shall be issued to the Participant as soon as practicable following the vesting date and in any event within thirty (30) days following the vesting date. The Company shall (a) issue and deliver to the Participant the number of shares of Common Stock equal to the number of vested PSUs, and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Participant.
b.
Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date the Shares would otherwise be issued pursuant to Section 4(a) hereof, such issuance shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) March 15 of the calendar year following the date on which the Shares would otherwise be issued pursuant to Section 4(a).
5.
Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by any PSUs until the Participant has become the holder of record of such Shares.

EXHIBIT 10.13

6.
Non-Transferability. The PSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the PSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 17 of the Plan.
7.
Governing Law; Jurisdiction and Venue. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Oakland County Michigan, the court of the United States of America for the Eastern District of Michigan, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Michigan State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
8.
Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 8.
9.
Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.
Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This

EXHIBIT 10.13

Agreement may be amended by the Board or by the Administrator at any time (a) if the Board or the Administrator determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.
11.
Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.
12.
No Right to Continued Employment. Any questions as to whether and when there has been a termination of employment and the cause of such termination of service shall be determined in the sole discretion of the Board. Nothing in this Agreement confers upon the Participant the right to continue in the employ of or performing services for the Company or any subsidiary, or interfere in any way with the rights of the Company or any subsidiary to terminate Participant’s employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

13.
Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.
Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the PSUs (and the Shares upon settlement of the PSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the Shares issued or (b) in the opinion of legal counsel to the Company, the Shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such Shares of Common Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.
15.
Section 409A. This Agreement and the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that this Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator or the Company and, in the event that any amount or benefit under this Agreement or the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

EXHIBIT 10.13

16.
Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant's liability for Tax-Related Items. Participants, who are employees of the Company, or who are employed by an Affiliate of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the PSUs shall pay to the Company or a designated Affiliate, promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to the PSUs, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the PSUs. The Participant may satisfy the foregoing requirement by: (a) making a payment to the Company in cash, (b) authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the PSUs; provided, however, that no Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law, or (c) with the approval of the Administrator, by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which the Participant would otherwise become vested under this Agreement, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.
17.
Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.
18.
Dividend Equivalents. Unless otherwise determined by the Administrator, the PSUs include a right to the payment of dividend equivalents equal to the value of any dividends paid on the Company’s common stock for which the dividend record date occurs between the Grant Date and the date the PSUs are settled or forfeited (“Dividend Equivalents”), provided that Dividend Equivalents accrued on PSUs that are forfeited prior to vesting shall also be forfeited. Each Dividend Equivalent entitles Participant to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the PSUs that are outstanding during such period. Dividend Equivalents will be paid (without interest) in cash within seven (7) days following the later of (x) the date on which Participant becomes vested in the PSUs for which the Dividend Equivalents have accrued or (y) the end of any calendar quarter during which dividends are paid on outstanding shares of Company common stock.

19.
Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
20.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
21.
Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
22.
Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

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EXHIBIT 10.13

By signing below, the Participant hereby acknowledges receipt of the PSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.

ALTA EQUIPMENT GROUP INC.

By: _________________________________
Accepted by:

___________________________________
Participant

Date:_______________________________

EXHIBIT 10.13

Exhibit I

Performance Measures

The number of PSUs earned shall be determined by reference to: (i) the Company's Economic EBIT Yield, and (ii) the Company’s Adjusted Pre-Tax Net Income (Loss).

For the purpose of this Exhibit 1, the following words have the meaning provided below:

Adjusted Pre-Tax Net Income (Loss) means: GAAP net income (loss) adjusted to reflect certain one-time or non-recurring items, income tax expense and other adjustments (as determined by the Committee in its discretion).

Economic EBIT Yield means adjusted EBITDA (as determined by the Committee in its discretion) less floorplan interest on showroom ready inventory less gain on rental sales less maintenance capex divided by invested capital.

EBITDA means the Company’s earnings before interest, taxes, depreciation and amortization.

Determining PSUs Earned

Except as otherwise provided in the Plan or the Agreement, the number of PSUs earned with respect to the Performance Period shall be determined as follows:

Target	Percentage Target PSUs Earned
0%-49.99%	0%
50%-54.99%
55%-59.99%
60%-69.99%
70%-79.99%
80%-89.99%
90%-99.99%
100%-104.99%
105%-109.99%
110%-114.99%
115%-119.99%
120%-124.99%
125%-129.99%
130%-134.99%
135%-139.99%
140%-144.99%
145%-149.99%
150%-154.99%
155%-159.99%
160%-164.99%
165%-169.99%
170%-174.99%
175%-179.99%
180%-184.99%
185%-189.99%
190%-194.99%
195%-199.99%
200%

Award Range

EXHIBIT 10.13

Depending on the Company's Economic EBIT Yield and the Company’s adjusted pre-tax income, the Participant may earn between 0% and [ ]% of the Target PSUs as detailed above.